UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 16, 2012

CONTINUITYX SOLUTIONS, INC.
(Exact name or registrant as specified in its charter)

Delaware	4841	27-2701563
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

ContinuityX Solutions, Inc.
610 State Route 116
Metamora, IL 61548
(Address of Principal Executive Offices, Including Zip Code)

309-367-2800
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K relates to the appointment of James Tait, Michael Neiberg, Jerrold Sklar and David Helfrey to the Board of Directors of ContinuityX Solutions, Inc. ("We", "Us", "Our" or the "Company").

ITEM 1.01:    Entry into a Material Definitive Agreement.

On July 17, 2012, ContinuityX Solutions, Inc. ("We", "Us", "Our" or the "Company") entered into a Professional Service Agreement (the “Agreement”) with Michael Neiberg, who was not a Director of the Company at such time. Pursuant to the terms of the Agreement, Mr. Neiberg has agreed to provide investor relations and financial consulting services to the Company.  The terms of the agreement are discussed further in Item 5.02 of this report.

ITEM 5.02:    Election of Directors.

On October 16, 2012, pursuant to action of our Board of Directors, David Helfrey, Michael Neiberg, Jerrold L. Sklar and James E. Tait were appointed as Directors of the Company.

As of the date hereof, the Board of Directors has formed two committees. The compensation committee consists of David Helfrey as Chairman, James Tait and Jerrold Sklar. The audit committee composed of James Tait as Chairman, Daivd Helfrey and Michael Neiberg.

Family relationships

James E. Tait, Michael Neiberg, Jerrold L. Sklar and David Helfrey do not have family relationships with any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

Michael Neiberg’s wife is the niece of an investor in the Company. Mr. Sklar is also a cousin by marriage of such investor and a distant cousin of Mr. Neiberg’s wife. Such investor, together with his business partner, invested and directly and indirectly introduced certain persons to the Company to invest in the Company in July 2012 and pursuant to a Private Placement Memorandum dated May 30, 2012 which had closings in June and September 2012.

Business experience
Background

James E. Tait, CPA, serves as Executive Vice President and Chief Financial Officer of Alterra USA. Prior to the merger of Max Capital and Harbor Point, Mr. Tait served in the same capacity at Max Capital Services. Mr. Tait joined Max in 2007 after having been a consultant assisting in the organizational stages of the company. Prior to joining Max, Mr. Tait organized and operated a consulting company and had been employed as an executive officer and board member of several insurance holding companies and their insurance operating subsidiaries including stock and mutual companies and exchange registrants in the United States and in Great Britain. From 1980 until 1992, Mr. Tait was a partner with Coopers & Lybrand.

Mr. Tait received a Bachelor’s degree in Commerce and Business Administration from the University of Alabama in 1971 and a Juris Doctorate degree from Birmingham School of Law in 1979. Mr. Tait is a certified public accountant and member of the Alabama Bar.

Mr. Tait is not presently involved in any transactions with the Company.

Jerrold L. Sklar has been serving since 2009 as a Sales Director at Hypercube, Inc. where Mr. Sklar is responsible for developing account strategies for sales and support for major telecommunication companies. Mr. Sklar has also been serving since 2001, as a Senior Advisor and Consultant for Creative Services Inc. where Mr. Sklar is responsible for developing and implementing a five (5) year business plan to drive revenue and improve margins. Prior to working at Hypercube and Creative Services, Inc. Mr. Sklar served from 1997 until 2001 as Senior Vice President at Allegiance Telecom, Inc., where he designed and implemented marketing and Operational Support Systems (OSS) to establish telephony services in 25 markets worldwide. Mr. Sklar received a Bachelor’s degree in Business Administration from the University of Massachusetts, Amherst in 1981.

On September 11, 2012, pursuant to a Stock Purchase Agreement, Mr. Sklar purchased 100,000 shares of common stock par value $.001 of the Company from Anthony Roth, a former Officer and Director of the Company, at $0.12 per share for a total purchase price of $12,000.

Mr. Sklar is not presently involved in any transactions with the Company.

David Helfrey is an attorney with the law firm of Helfrey, Neiers & Jones, P.C. Mr. Helfrey has more than 30 years of experience in litigation.  He served in the United States Army, JAGC, as a defense counsel; prosecuting attorney; and Military Judge presiding over numerous trials.  While in the Republic of Korea he was an instructor of business law for the University of Maryland. Upon discharge from the Army he joined the United States Department of Justice's Kansas City Strike Force against organized crime, becoming the attorney in charge of the Strike Force in 1980.  Since leaving the Department of Justice, Mr. Helfrey has developed extensive experience in intellectual property litigation.  Currently, he is engaged in presenting seminars to various companies and governmental agencies in the People's Republic of China on corporate, banking and intellectual property matters of concern in China. Although based in St. Louis, Mr. Helfrey represents clients in various Federal and State Courts throughout the United States.  He has been involved in over 1500 cases throughout his career. Mr. Helfrey received a Bachelor's degree from Western Illinois University in 1965 and a Juris Doctorate from Northwestern University in 1968.

In January, 2012, Mr. Helfrey purchased 20,000 shares of Common Stock of the Company at a price of $.003 per share from investors of the Initial Public Offering of the Company dated November 1, 2012. Anthony Roth, in July 2012, personally transferred 350,000 shares of Common Stock of the Company to the law firm, Helfrey, Neiers &  Jones, P.C., of which Mr. Helfrey is a partner,

Mr. Helfrey has in the past provided legal services to the Company. Mr. Helfrey is not presently involved in any transactions with the Company.

Michael Neiberg has been an Investment Consultant with National Alliance Capital Markets since April 2012. Mr. Neiberg previously worked as a strategist at WJB Capital from 2009 until 2011. In 2001, Mr. Neiberg founded MAC Investment Management where he worked as a portfolio manager until 2008. Prior to working at MAC Investment Managment, Mr. Neiberg served as a Managing Director and Senior Research Analyst at JPMorgan H&Q from 1999 until 2001, providing coverage of communications equipment companies. Prior to joining JP Morgan H&Q, from 1995 Mr. Neiberg spent four years at Furman Selz LLC as a Managing Director and Equity Research Analyst, covering telecommunications equipment companies. Mr. Neiberg during the period 1989 to 1992 was an Accountant at Scudder Stevens & Clark and the Bank of New England. Mr. Neiberg received a Bachelor's degree from Skidmore College in 1989 and an MBA from Boston University in 1993 .

In September 2012, the Company issued a series of Senior Secured Convertible Debentures totaling $1,985,000 of which Mr. Neiberg purchased $50,000. The Senior Secured Convertible Debentures bear an 8% interest rate to be paid semi-annually on December 15 and June 15 of each year commencing on December 15, 2012. Interest shall be payable at the holder’s option in cash or restricted shares of the Company’s Common Stock at the volume weighted average closing price for the ten previous trading days to the interest due date. The Senior Secured Convertible Debentures are due on June 15, 2014 and are secured by all of the assets and property of the Company subject to the prior claim of Forest Capital, LLC (or any replacement factor) and other existing secured interests incurred with respect to the purchase of equipment. The holders of the Senior Secured Convertible Debentures may elect to convert all or part of the principal of the debentures into restricted shares of the Company’s Common Stock at the Conversion Price of $0.18 per share at any time or times before or on the maturity date. If the Company sells securities, convertible securities or debt with a price per share less than the Conversion Price noted above, the Conversion Price shall be reduced to equal the price per share of such offering. The right to the reduction in the Conversion Price shall terminate upon the Company raising $5,000,000 or more at a price per share of more than the Conversion Price.

Pursuant to the terms of the Professional Service Agreement dated July 17, 2012, Mr. Neiberg has agreed to provide investor relations and financial consulting services to the Company for two years. Consultation services shall include assisting Management with drafting, testing and communicating appropriate financial goals to be used for guidance and pro-forma projections. Mr. Neiberg shall receive compensation of $100,000 of restricted stock of the Company and the payment for direct expenses if incurred on work performed for the Company with pre-approval of expenses over $1,000 to be obtained in writing from the Chief Executive Officer of the Company.

On July 25, 2012, Mr. Neiberg participated in a loan to the Company in the amount of $1,125,000, which he personally invested $50,000. Mr. Neiberg’s investment has since been split out and is secured by a Promissory Note dated October 1, 2012 bearing an 8% interest rate to be paid on or prior to the note’s maturity date (December 19, 2012) and is secured by all of the assets and property of the Company subject to the prior claim of Forest Capital, LLC (or any replacement factor) and other existing secured interest incurred with respect to the purchase of equipment . In connection with this Note, the Company issued to Mr. Neiberg a warrant to purchase 138,750 shares of the Company’s Common Stock at an exercise price of $0.18 per share. The warrant expires on July 25, 2017. The warrant has both cash and cashless exercise options. The exercise price of the warrant shall be reduced if the Company issues Common Stock or any Common Stock equivalent at an effective price of less than the warrants’ exercise price. The number of shares to be issued shall be adjusted if the Company issues rights, options or warrants to all holders of the Common Stock. Pursuant to the warrant, Mr. Neiberg received certain registration rights.

On September 11, 2012, pursuant to a Stock Purchase Agreement, Mr. Neiberg purchased 100,000 shares of common stock par value $.001 of the Company from Anthony Roth, a former Officer and Director of the Company, at $0.12 per share for a total purchase price of $12,000. Mr. Neiberg also received 166,667 shares of the Company from investors of the Initial Public Offering of the Company dated November 1, 2012 for no consideration.

In September 2012, pursuant to a Shareholders Voting Proxy Agreement, Anthony Roth, a former Officer and Director of the Company, appointed Mr. Neiberg as a proxy holder to exercise Mr. Roth’s shareholder voting rights with respect to 13,100,000 shares of the Company’s common stock owned by Mr. Roth. Pursuant to the terms of the Shareholder Voting Proxy Agreement, if Mr. Roth determines to sell any of the shares of common stock of the Company owned by him, Mr. Neiberg shall have the right of first refusal to the shares which Mr. Roth determines to sell.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContinuityX Solutions, Inc. (the Company)

Dated: October 26, 2012	By:	/s/ David Godwin
David Godwin, President